                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)

                                                                                                                Three Months
                                                                                                                   Ended
                                                              Fiscal Year Ended March 31,                         June 30,
                                            -----------------------------------------------------------     ---------------------
                                              1991         1992         1993         1994        1995         1994         1995
                                            --------     --------     --------     --------    --------     --------     --------
Income before income taxes                  $ (1,848)      (6,290)         648       (4,874)     14,585        1,978        6,248
Interest expense                                 763        1,016        1,327        2,077       5,384          900        2,435
Portion of rental expense deemed
  to represent interest                          315          462          628          695         855          175          213
                                            --------     --------     --------     --------    --------     --------     --------
Earnings (loss) before fixed charges        $   (770)      (4,812)       2,603       (2,102)     20,824        3,053        8,896
                                            ========     ========     ========     ========    ========     ========     ========

Interest expense                            $    763        1,016        1,327        2,077       5,384          900        2,435
Portion of rental expense deemed
  to represent interest                          315          462          628          695         855          175          213
                                            --------     --------     --------     --------    --------     --------     --------
Fixed charges                               $  1,078        1,478        1,955        2,772       6,239        1,075        2,648
                                            ========     ========     ========     ========    ========     ========     ========
Ratio of earnings to fixed charges             n/a          n/a            1.3x       n/a           3.3x         2.8x         3.4x
                                            ========     ========     ========     ========    ========     ========     ========
Deficiency of earnings to fixed charges     $ (1,848)      (6,290)       n/a         (4,874)      n/a          n/a          n/a
                                            ========     ========     ========     ========    ========     ========     ========
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